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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT



P. H. Glatfelter Company:

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-26581 of P. H. Glatfelter Company on Form S-8 of our reports dated February 24, 1997 and June 21, 1996, appearing in the Annual Report on Form 10-K of P. H. Glatfelter Company and subsidiaries for the year ended December 31, 1996 and in the Annual Report on Form 11-K of The P.
H. Glatfelter Company 401(k) Savings Plan for the period from October 1, 1995 (Date of Inception) to December 31, 1995, respectively.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
June 24, 1997